Exhibit 99
PACIFIC GAS AND ELECTRIC COMPANY
U.S. TRUSTEE BALANCE SHEET
AS OF JULY 31, 2002
(in millions, except share amounts)

July, 2002
ASSETS
Current Assets
Cash and cash equivalents	$ 3,897
Accounts receivable:
Customers (net of allowance for doubtful accounts of $52 million)	1,933
Related parties	31
Regulatory balancing accounts	159
Inventories:
Gas stored underground and fuel oil	175
Materials and supplies	124
Prepaid expenses and other	56
Total current assets	6,375

Property, Plant, and Equipment
Electric	18,579
Gas	7,923
Construction work in progress	380
Total property, plant, and equipment (at original cost)	26,882
Accumulated depreciation and decommissioning	(13,215)
Net property, plant, and equipment	13,667

Other Noncurrent Assets
Regulatory assets	2,134
Nuclear decommissioning trust funds	1,319
Other	1,815
Total noncurrent assets	5,268
TOTAL ASSETS	$ 25,310

LIABILITIES AND EQUITY
Liabilities
Accounts payable
Trade creditors	$ 864
Related parties	86
Regulatory Balancing Accounts	264
Other	238
Accrued taxes	997
Rate reduction bonds	1,559
QUID's	-
Deferred income taxes	959
Deferred tax credits	148
Pre-petition secured debt	3,055
Pre-petition liabilities	3,792
Pre-petition financing debt	5,661
Other liabilities	3,390
Total liabilities	21,013

Preferred Stock With Mandatory Redemption Provisions	137

Stockholders' Equity
Preferred stock without mandatory redemption provisions
Nonredeemable--5% to 6%, outstanding 5,784,825 shares	145
Redeemable--4.36% to 7.04%, outstanding 5,973,456 shares	149
Common stock, $5 par value, authorized 800,000,000 shares;
issued 321,314,760 shares	1,606
Additional paid in capital	1,964
Reinvested earnings (Accumulated deficit)	296
Total stockholders' equity	4,160

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 25,310

_______________________________________________________________________________

PACIFIC GAS AND ELECTRIC COMPANY
U.S. TRUSTEE BALANCE SHEET
AS OF JULY 31, 2002

Notes

1

These unaudited financial statements are prepared for the U.S. Trustee and differ from the requirements of generally accepted accounting principles in that they exclude certain financial statements (statements of cash flows, stockholders equity, and other comprehensive income), relevant footnotes and certain reclassifications.

2

These unaudited financial statements were prepared using certain assumptions and estimates.  These assumptions and estimates are subject to revision.  Further, the amounts shown in this statement, when reported on a quarterly basis, may differ materially due to adjustments in accruals, changes in facts and circumstances, changes in estimates, further analysis, and other factors.

3

Cash and cash equivalents have been reduced for uncleared checks.  On the balance sheet included with the Utility's Annual Report, Form 10-K and 10-Q, uncleared checks are treated as an accounts payable liability.

____________________________________________________________________________

PACIFIC GAS AND ELECTRIC COMPANY U.S. TRUSTEE INCOME STATEMENT FOR THE MONTH ENDED JULY 31, 2002 AND THE SIXTEEN MONTHS ENDED JULY 31, 2002 (in millions)
		Case to date
	Month	sixteen months
	ended	ended
	July 31, 2002	July 31, 2002
OPERATING REVENUES	$ 1,135	$ 14,202

OPERATING EXPENSES:
Cost of Electric Energy	201	1,014
Cost of Gas	41	1,504
Operating and Maintenance	269	3,599
Depreciation, Decommissioning, and Amortization	106	1,330
Total Operating Expenses	617	7,447

OPERATING INCOME (LOSS)	518	6,755

Interest Income (Expense)	(70)	(1,235)
Professional Fees	(3)	(36)
Other Income and (Expense)	2	(11)

PRE-TAX INCOME (LOSS)	447	5,473

Income Taxes	182	2,133

EARNINGS (LOSS)	265	3,340

Preferred Dividend Requirement	2	33

EARNINGS (LOSS) AVAILABLE FOR (ALLOCATED TO) COMMON STOCK	$ 263	$ 3,307

_______________________________________________________________________________

PACIFIC GAS AND ELECTRIC COMPANY
U.S. TRUSTEE INCOME STATEMENT
FOR THE MONTH ENDED JULY 31, 2002
AND THE SIXTEEN MONTHS ENDED JULY 31, 2002

Notes

1

These unaudited financial statements are prepared for the U.S. Trustee and differ from the requirements of generally accepted accounting principles in that they exclude certain financial statements (statements of cash flows, stockholders equity, and other comprehensive income), relevant footnotes and certain reclassifications.

2

These unaudited financial statements were prepared using certain assumptions and estimates.  These assumptions and estimates are subject to revision.  Further, the amounts shown in this statement, when reported on a quarterly basis, may differ materially due to adjustments in accruals, changes in facts and circumstances, changes in estimates, further analysis, and other factors.

The results for the month of July 2002 are not indicative of future earnings. Future earnings could differ materially.

3

These unaudited financial statements were prepared using certain assumptions and estimates, including the estimated amount payable to the California Department of Water Resources (DWR).  The estimated amount recorded was the product of the estimated amount of power purchased by the DWR on behalf of retail customers during the current month and the rate of approximately 9 cents per kilowatt hour.  The estimated amount recorded is subject to revision and actual results could differ materially from the information provided in this statement.  Revenues collected on behalf of the DWR and the related costs are not reflected in these unaudited financial statements as Pacific Gas and Electric Company is a collection agent for the DWR.

4	Case to date results reflect the sixteen month period ended July 31, 2002. The bankruptcy petition date is April 6, 2001.